Exhibit 10.2

Execution Version

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of July 19, 2013 (the “Effective Date”), is entered into by and among PARKER DRILLING COMPANY, a Delaware corporation (the “Borrower”), the Lenders signing this Amendment, and BANK OF AMERICA, N.A., as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders, the L/C Issuer, the Administrative Agent, the Syndication Agent and the Co-Documentation Agents have entered into that certain Amended and Restated Credit Agreement, dated as of December 14, 2012 (as amended, restated, supplemented or otherwise modified prior to the Effective Date, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Credit Agreement be amended to, among other things, (i) permit the Borrower to repay and reborrow the currently outstanding Term Loans as provided herein and (ii) permit the incurrence of certain additional Indebtedness;

WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto (which Lenders constitute the Required Lenders) are willing to amend the Credit Agreement as hereinafter provided;

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

SECTION 2. Amendments to the Credit Agreement.

(a) Section 1.01 of the Credit Agreement is hereby amended by inserting the following definition in the appropriate alphabetical order:

“Additional Senior Notes” means additional unsecured notes of the Borrower or any of its Subsidiaries (other than Immaterial Subsidiaries) in an aggregate principal amount not to exceed $250,000,000 at any one time outstanding; provided that any such notes shall (x) have a scheduled maturity occurring after the Maturity Date, (y) contain terms (including covenants and events of default) no more restrictive, taken as a whole, to the Borrower and its Subsidiaries than those contained in this Agreement and (z) have no scheduled amortization, no sinking fund requirements and no maintenance financial covenants.

“Applicable Term Loan Percentage” means with respect to each Term Loan Lender, the percentage set forth opposite such Lender’s name on Annex I to the First Amendment, or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto or acquires additional interests hereunder, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Existing Senior Notes” means the $425,000,000 aggregate principal amount of senior unsecured notes of the Borrower issued pursuant to the Existing Senior Notes Indenture.

“Existing Senior Notes Indenture” means that certain Indenture, dated as of March 22, 2010, in respect of the Existing Senior Notes, together with all instruments and other agreements entered into by the Borrower or its Subsidiaries in connection therewith.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Subsidiary Guaranty of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Subsidiary Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to Section 3.08 and any other “keepwell, support or other agreement” for the benefit of such Subsidiary Guarantor and any and all Guaranties of such Subsidiary Guarantor’s Swap Obligations by other Loan Parties) at the time of the Subsidiary Guaranty of such Subsidiary Guarantor, or a grant by such Subsidiary Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Subsidiary Guaranty or security interest is or becomes illegal.

“First Amendment” means the First Amendment to Amended and Restated Credit Agreement dated as of July 19, 2013, among the parties to this Agreement.

“Prepayment Amount” means, at any time (the “Calculation Time”), the aggregate principal amount of Term Loans borrowed by the Borrower pursuant to Section 2.01(a)(i) which have been repaid or prepaid (i) on or after the Effective Date (as such term is defined in the First Amendment) and (ii) prior to such Calculation Time.

“Qualified ECP Guarantor” shall mean, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under § 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Quarterly Amortization Amount” means at any time the product of (i) $2,500,000 times (ii) a fraction (a) the numerator of which is the aggregate outstanding principal balance of the Term Loans (including Reborrowing Term Loans but excluding any Term Loans borrowed pursuant to Section 2.15), calculated without giving effect to any payments on Term Loans pursuant to Section 2.07 after the Effective Date and (b) the denominator of which is the sum of (1) the aggregate outstanding principal amount of the Term Loans (including Reborrowing Term Loans but excluding any Term Loans borrowed pursuant to Section 2.15), calculated without giving effect to any amortization payments on such Term Loans pursuant to Section 2.07 after the Effective Date, plus (2) the remaining amount available to be borrowed under the Reborrowing Term Loan Facility at such time.

“Reborrowing Amount” means at any time an amount equal to the difference at such time of (i) the Prepayment Amount minus (ii) an amount equal to (a) if the determination of the Reborrowing Amount is being made before September 30, 2013, zero, (b) if the determination of the Reborrowing Amount is being made on or after September 30, 2013 and before December 31, 2013, an amount equal to $2,500,000, (c) if the determination of the Reborrowing Amount is being made on or after December 31, 2013 and before March 31, 2014, an amount equal to $5,000,000 and (d) if the determination of the Reborrowing Amount is being made on or after March 31, 2014, an amount equal to $7,500,000.

“Reborrowing Term Loan” means an advance made by any Reborrowing Term Loan Lender under the Reborrowing Term Loan Facility.

“Reborrowing Term Loan Availability Period” means the period from and including (a) the later to occur of (i) the Effective Date (as such term is defined in the First Amendment) and (ii) the date on which the Borrower shall have issued Additional Senior Notes in an aggregate principal amount greater than $125,000,000, to (b) the earliest of (i) April 30, 2014, (ii) the Maturity Date for the Term Loan Facility, and (iii) the date of termination of the commitments of the respective Term Loan Lenders to make Term Loans pursuant to Section 8.02.

“Reborrowing Term Loan Borrowing” means a borrowing consisting of simultaneous Reborrowing Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Reborrowing Term Loan Lenders pursuant to Section 2.01(a)(ii).

“Reborrowing Term Loan Commitment” means, as to each Reborrowing Term Loan Lender, its obligation to make a Reborrowing Term Loan to the Borrower during the Reborrowing Term Loan Availability Period pursuant to Section 2.01(a)(ii) in an aggregate principal amount not to exceed the amount set forth opposite such Reborrowing Term Loan Lender’s name on Annex I to the First Amendment under the caption “Reborrowing Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Reborrowing Term Loan Lender becomes a party hereto or acquires additional interests hereunder, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Reborrowing Term Loan Facility” means, at any time, (a) during the Reborrowing Term Loan Availability Period, the sum of (i) the aggregate amount of the Reborrowing Term Loan Commitments at such time and (ii) the aggregate principal amount of the Reborrowing Term Loans of all Reborrowing Term Loan Lenders outstanding at such time and (b) thereafter, the aggregate principal amount of the Reborrowing Term Loans of all Reborrowing Term Loan Lenders outstanding at such time.

“Reborrowing Term Loan Lender” means, at any time, any Lender that has a Reborrowing Term Loan Commitment or holds Reborrowing Term Loans at such time.

“Swap Obligations” means with respect to any Subsidiary Guarantor any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section la(47) of the Commodity Exchange Act.

(b) Section 1.01 of the Credit Agreement is further amended by amending and restating the following definitions in their entirety as follows:

“Applicable Percentage” means (a) in respect of the Term Loan Facility, with respect to any Term Loan Lender at any time (i) during the Availability Period, the percentage (carried out to the ninth decimal place) of the Term Loan Facility represented by such Term Loan Lender’s Term Loan Commitment at such time and (ii) after the Availability Period, the ratio of (X) the outstanding principal balance of the Term Loans (including Reborrowing Term Loans) of such Term Loan Lender to (Y) the aggregate outstanding principal balance of all Term Loans (including Reborrowing Term Loans) of all Term Loan Lenders and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02 or if the Commitments have expired, then the Applicable Percentage of each Lender in respect of the such Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided, that (a) obligations of the Borrower or any Subsidiary under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Subsidiary Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under the Secured Cash Management Agreements and Secured Hedge Agreements, and (c) the Obligations shall exclude any Excluded Swap Obligations.

“Senior Notes” means, collectively, (i) the Existing Senior Notes and (ii) any Additional Senior Notes.

“Senior Notes Indenture” means, collectively, (i) the Existing Senior Notes Indenture and (ii) any other indenture or other similar instrument governing any Additional Senior Notes, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.07.

“Term Loan” means an advance made by any Term Loan Lender under the Term Loan Facility. For the avoidance of doubt, “Term Loans” shall include Reborrowing Term Loans.

“Term Loan Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Loan Lenders or each of the Reborrowing Term Loan Lenders, as applicable, pursuant to Section 2.01(a)(i) or 2.01(a)(ii), respectively.

“Term Loan Commitment” means, as to each Term Loan Lender, its obligation to (a) make a Term Loan to the Borrower pursuant to Section 2.01(a)(i) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Loan Lender’s name on Schedule 2.01 under the caption “Term Loan Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement or, (b) make a Reborrowing Term Loan to the Borrower pursuant to Section 2.01(a)(i)(ii) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Reborrowing Term Loan Lender’s name on Annex I to the First Amendment under the caption “Reborrowing Term Loan Commitment” or opposite the caption “Reborrowing Term Loan Commitment” in the Assignment and Assumption pursuant to which such Term Loan Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Loan Facility” means (a) at any time prior to the Reborrowing Term Loan Availability Period, the aggregate principal amount of the Term Loans of all Term Loan Lenders outstanding at such time and (b) at any time on or after the first day of the Reborrowing Term Loan Availability Period, the sum of (i) the aggregate amount of the Reborrowing Term Loan Commitments pursuant to Section 2.01(a)(ii) at such time and (ii) the aggregate principal amount of the Term Loans (including Reborrowing Term Loans) of all Term Loan Lenders outstanding at such time.

“Term Loan Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Loan Commitment under clause (a) of the definition of “Term Loan Commitment” at such time, (b) at any time after the Closing Date, any Lender that holds Term Loans at such time, and (c) at any time during the Reborrowing Term Loan Availability Period, any Lender that has a Reborrowing Term Loan Commitment at such time.

(c) Section 2.01(a) of the Credit Agreement is hereby amended by (x) adding “(i)” immediately following the Section heading “The Term Loan Borrowing” and before the word “Subject” and (y) by adding the following clause (ii) to the end of such Section 2.01(a):

(ii) Subject to the terms and conditions set forth herein, each Term Loan Lender that is a Reborrowing Term Loan Lender severally agrees to make loans to the Borrower from time to time, on any Business Day during the Reborrowing Term Loan Availability Period (such loans being “Reborrowing Term Loans”), in an aggregate amount such that after giving effect to such Reborrowing Term Loan, (x) such Lender’s Reborrowing Term Loans do not exceed such Reborrowing Term Loan Lender’s Reborrowing Term Loan Commitment and (y) the aggregate amount of Reborrowing Term Loans borrowed by the Borrower under this Section 2.01(a)(ii) does not exceed the Reborrowing Amount; provided, however, that (i) after giving effect to the Reborrowing Term Loan Borrowing, the Total Outstandings shall not exceed the Borrowing Base then in effect, (ii) the Borrower shall make no more than two Reborrowing Term Loan Borrowings during the Reborrowing Term Loan Availability Period, and (iii) each such Reborrowing Term Loan Borrowing shall be in a minimum principal amount of $20,000,000 or, if less, the entire remaining Reborrowing Amount at such time. Each Reborrowing Term Loan Borrowing shall consist of Reborrowing Term Loans made simultaneously by the Reborrowing Term Loan Lenders in accordance with their respective Applicable Term Loan Percentage of the Reborrowing Term Loan Facility. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. Reborrowing Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. Such Reborrowing Term Loans shall be Term Loans for all purposes of this Agreement and the other Loan Documents. For the avoidance of doubt, the Reborrowing Term Loan Facility provided pursuant to this Section 2.01(a)(ii) shall not constitute an increase in the Term Loan Facility pursuant to Section 2.15.

(d) Section 2.02(b) of the Credit Agreement is hereby amended by amending and restating the first sentence thereof in its entirety as follows:

Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage (or, with respect to any request for a Reborrowing Term Loan Borrowing, its Applicable Term Loan Percentage) under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans as described in the preceding subsection.

(e) Section 2.06(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b) Mandatory. The aggregate Term Loan Commitment under Section 2.01(a)(i) is zero. The aggregate Reborrowing Term Loan Commitment under Section 2.01(a)(ii) shall be automatically and permanently reduced to zero on the last day of the Reborrowing Term Loan Availability Period.

(f) Section 2.07(a) of the Credit Agreement is hereby amended by deleting the amount $2,500,000 everywhere it appears in such Section 2.07(a) and replacing it with the phrase “Quarterly Amortization Amount” and by adding the following proviso to the end of such Section 2.07(a):

“provided further, however that if on any date set forth above the outstanding principal amount of the Term Loans, if any, is less than the Quarterly Amortization Amount on such date, then the Borrower shall only be obligated to prepay on such date such outstanding principal amount, if any, pursuant to this Section 2.07(a).”

(g) Section 2.09(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee equal to the Applicable Fee Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee described in this Section 2.09(a) shall accrue at all times during the relevant Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and, in the case of the commitment fee with respect to the Revolving Credit Facility, on the last day of the Availability Period for the Revolving Credit Facility. The commitment fee described in this Section 2.09(a) shall be calculated quarterly in arrears, and if there is any change in the Applicable Fee Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Fee Rate separately for each period during such quarter that such Applicable Fee Rate was in effect.

(h) Section 2.09 of the Credit Agreement is hereby further amended by adding the following new clause (c) thereto at the end thereof:

(c) Reborrowing Term Loan Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Reborrowing Term Loan Lender in accordance with its Applicable Term Loan Percentage of the Reborrowing Term Loans, a commitment fee equal to 0.50% per annum times the actual daily amount by which the Reborrowing Amount at such time exceeds the aggregate amount, if any, that has been borrowed pursuant to Section

2.01(a)(ii), such fee accruing at all times during the Reborrowing Term Loan Availability Period including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of March, September and December, commencing September 30, 2013.

(i) Section 2.14(a) of the Credit Agreement is hereby amended by deleting clause (iii) thereof and replacing it in its entirety as follows:

(iii) after giving effect to such increase, the aggregate amount of increases to the Revolving Credit Facility pursuant to this Section 2.14(a) plus the aggregate amount of increases to the Term Loan Facility pursuant to Section 2.15(a) shall not be in excess of $50,000,000.

(j) Section 2.15(a) of the Credit Agreement is hereby amended by deleting clause (iii) thereof and replacing it in its entirety as follows:

(iii) after giving effect to such increase, the aggregate amount of increases to the Term Loan Facility pursuant to this Section 2.15(a) plus the aggregate amount of increases to the Revolving Credit Facility pursuant to Section 2.14(a) shall not be in excess of $50,000,000.

(k) Article III of the Credit Agreement is hereby amended by adding the following new Section 3.08 thereto at the end thereof:

Section 3.08 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Subsidiary Guaranty, or the grant of the security interest under any Loan Document, by such Loan Party, becomes effective with respect to any Secured Hedge Agreement, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed by each other Loan Party from time to time to honor all of its obligations under its Subsidiary Guaranty and the other Loan Documents in respect of such Secured Hedge Agreement (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Section voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the Obligations have been indefeasibly paid and performed in full. Each Qualified ECP Guarantor intends this Section to constitute, and this Section shall be deemed to constitute, a Guaranty of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Secured Party for all purposes of the Commodity Exchange Act.

(l) Section 7.03 of the Credit Agreement is hereby amended by (i) deleting the phrase “referred to in clauses (c) or (d)” where it appears in clause (g) thereof in its entirety and inserting the phrase “referred to in clauses (c), (d) or (m)” in lieu thereof, (ii) deleting the word “and” at the end of clause (k) thereof, (iii) inserting the word “and” directly at the end of clause (l) thereof and (iv) inserting a new clause (m) immediately following clause (l) thereof reading in its entirety as follows:

(m) the Senior Notes.

(m) Section 8.03 of the Credit Agreement. is hereby amended by inserting the following language at the end of the first paragraph thereof:

“Excluded Swap Obligations with respect to any Subsidiary Guarantor shall not be paid with amounts received from such Subsidiary Guarantor, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to the Obligations otherwise set forth above in this Section.”

SECTION 3. Representations and Warranties, Etc. To induce the Lenders to enter into this Amendment, the Borrower represents and warrants to the Administrative Agent and each Lender that as of the date hereof:

(a) each of the representations and warranties by the Borrower and the other Loan Parties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects (except that such materiality qualifier shall not be applicable to any representation or warranty that is qualified or modified by a materiality standard, in which case such representation or warranty shall be true and correct) as though made as of the date hereof, except those that by their terms relate solely as to an earlier date, in which event they shall be true and correct in all material respects on and as of such earlier date;

(b) the execution, delivery and performance of this Amendment have been duly authorized by all requisite organizational action on the part of the Borrower and the other Loan Parties;

(c) the Credit Agreement, this Amendment and each other Loan Document constitute valid and legally binding agreements enforceable against each Loan Party that is a party thereto in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law; and

(d) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents, both before and after giving effect to this Amendment.

SECTION 4. Ratification.

(a) The Borrower and each Subsidiary Guarantor hereby ratifies and confirms, as of the Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, as such covenants and agreements may be modified by this Amendment and the transactions contemplated thereby and (ii) all of the Obligations under the Credit Agreement and the other Loan Documents. This Amendment is an amendment to the Credit Agreement, and the Credit Agreement as amended hereby, is hereby ratified, approved and confirmed in each and every respect.

(b) Each of the undersigned Subsidiary Guarantors hereby (i) agrees that all references in the Subsidiary Guaranty Agreement to the Credit Agreement includes a reference to the Credit Agreement, as amended hereby, and as it may be further amended modified, supplemented or amended and restated from time to time, (ii) confirms, affirms and ratifies the Subsidiary Guaranty Agreement and its obligations thereunder in all respects, and (iii) represents and warrants that its execution and delivery of this Amendment has been duly authorized by all necessary organizational action and that this Amendment constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(c) Each of the Loan Parties hereby, with respect to each Collateral Document to which such Loan Party is a party, (i) agrees that all references in each Collateral Document to the Credit Agreement includes a reference to the Credit Agreement, as amended hereby, and as it may be further amended modified, supplemented or amended and restated from time to time, (ii) confirms, affirms and ratifies each Collateral Document and its obligations thereunder in all respects and (iii) ratifies and affirms each grant of a security interest in the Collateral, as specified in each applicable Collateral Document.

(d) Each Subsidiary Guarantor hereby agrees to comply in all respects with Section 3.08 of the Credit Agreement. The parties to this Amendment agree that the failure of any Subsidiary to comply with the provisions of this clause (d) shall constitute an Event of Default.

SECTION 5. Effectiveness. This Amendment shall become effective as of the Effective Date when all of the conditions set forth in this Section have been satisfied.

(a) The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower, the Administrative Agent and the Required Lenders;

(b) The Administrative Agent shall have received (i) all reasonable out-of-pocket fees, costs and expenses incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents (including the fees, charges and disbursements of counsel to the Administrative Agent) and (ii) all other fees, costs and expenses due and payable pursuant to Section 10.04 of the Credit Agreement, in each case under either clause (i) or (ii) above, to the extent then invoiced;

(c) The Administrative Agent shall have received for the account of each Lender that executes a copy of this Amendment (thus becoming a Reborrowing Term Loan Lender) the fees mutually agreed between the Borrower and the Required Lenders; and

(d) no Default or Event of Default shall have occurred and be continuing.

SECTION 6. Governing Law; Severability; Integration. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. If any provision of this Amendment or any other Loan Document is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Section 10.14(b), Section 10.14(d) and Section 10.15 of the Credit Agreement are incorporated by reference herein with the same force and effect as if set forth herein in their entirety.

SECTION 7. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original and all of which when taken together shall constitute a single document.

SECTION 8. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; provided, however, that (a) the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.06 of the Credit Agreement.

SECTION 9. Miscellaneous. (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “the Credit Agreement”, “this Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent, the L/C Issuers, the Syndication Agent, the Documentation Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents; (c) this Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement; and (d) a facsimile signature of any party hereto shall be deemed to be an original signature for purposes of this Amendment.

SECTION 10. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

(Remainder of Page Left Intentionally Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

Borrower

PARKER DRILLING COMPANY

By:	/s/ Christopher T. Weber
Name: Christopher T. Weber
Title: Senior Vice President and Chief Financial Officer

Subsidiary Guarantors

ANACHORETA, INC.

ITS RENTAL AND SALES, INC.

PARDRIL, INC.

PARKER AVIATION INC.

PARKER DRILLING ARCTIC OPERATING, INC.

PARKER DRILLING COMPANY NORTH AMERICA, INC.

PARKER DRILLING COMPANY OF NIGER, INC.

PARKER DRILLING COMPANY OF OKLAHOMA, INCORPORATED

PARKER DRILLING COMPANY OF SOUTH AMERICA, INC.

PARKER DRILLING MANAGEMENT SERVICES, INC.

PARKER DRILLING OFFSHORE CORPORATION

PARKER DRILLING OFFSHORE USA, L.L.C.

PARKER NORTH AMERICA OPERATIONS, INC.

PARKER TECHNOLOGY, INC.

PARKER TECHNOLOGY, L.L.C.

PARKER TOOLS, LLC

PARKER-VSE, LLC

QUAIL USA, LLC,

each, as an Existing Guarantor

By:	/s/ David W. Tucker
David W. Tucker
Vice President and Treasurer

QUAIL TOOLS, L.P., as an Existing Guarantor

By: Quail USA, LLC, its General Partner

By:	/s/ David W. Tucker
David W. Tucker
Vice President and Treasurer

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Darleen R. Parmelee
Name: Darleen R. Parmelee
Title: Assistant Vice President

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Alia Qaddumi
Name: Alia Qaddumi
Title: Vice President

BANK OF AMERICA, N.A., as
L/C Issuer

By:	/s/ Alia Qaddumi
Name: Alia Qaddumi
Title: Vice President

CATERPILLAR FINANCIAL SERVICES CORPORATION, as a Lender

By:	/s/ William K. Luetzow
Name:	William K. Luetzow
Title:	Managing Director

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Getz
Name:	Michael Getz
Title:	Vice President

By:	/s/ Marcus M. Tarkington
Name:	Marcus Tarkington
Title:	Director

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Koby West
Name:	Koby West
Title:	Vice President

NORTHRIM BANK, as a Lender

By:	/s/ Mark Edwards
Name:	Mark Edwards
Title:	Vice President

ROYAL BANK OF SCOTLAND plc, as a Lender

By:	/s/ Steve Ray
Name:	Steve Ray
Title:	Authorized Signatory

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Benjamin Kerr
Name:	Benjamin Kerr
Title:	Vice President

WHITNEY BANK, A LOUISIANA STATE CHARTERED BANK, as a Lender

By:	/s/ Paul W. Cole
Name:	Paul W. Cole
Title:	Senior Vice President

LIBERTY ISLAND FUNDING 2011-1 LTD., as a Lender

By:	/s/ Kenyatta B. Gibbs
Name:	Kenyatta B. Gibbs
Title:	Director

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sreedhar R. Kona
Name:	Sreedhar R. Kona
Title:	Vice President

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Kenyatta B. Gibbs
Name:	Kenyatta B. Gibbs
Title:	Director

By:	/s/ Carlos Quinteros
Name:	Carlos Quinteros
Title:	Managing Director

Annex I

Lender	Applicable Term Loan Percentage	Reborrowing Term Loan Commitment
Bank of America, N.A.	14.99999996	$6,749,999.94
The Royal Bank of Scotland, plc	14.16666666	$6,374,999.99
Wells Fargo Bank National	13.33333334	$6,000,000.01
Whitney Bank	13.33333334	$6,000,000.01
Liberty Island Funding 2011-1 Ltd.	13.33333334	$6,000,000.01
Caterpillar Financial Services Corporation	8.33333334	$3,750,000.01
HSBC Bank USA, National Association	8.33333334	$3,750,000.01
Northrim Bank	8.33333334	$3,750,000.01
Deutsche Bank AG New York Branch	5.83333334	$2,625,000.01

	100.00%	$45,000,000.00